EXHIBIT (P)(1)

CODE OF ETHICS

1290 Funds

EQ Advisors Trust

EQ Premier VIP Trust

Equitable Investment Management Group, LLC

Equitable Investment Management, LLC

Equitable Distributors, LLC

December 2011

As Amended Effective June 2014

As Amended Effective December 2017

As Amended Effective March 2020

As Amended Effective Sept 2021

As Amended Effective April 2022

TABLE OF CONTENTS

I.	STATEMENT OF GENERAL PRINCIPLES		2

II.	DEFINITIONS		3
	A.	ACCESS PERSON	3
	B.	ADVISORY PERSON OF THE FUNDS OR OF THE FUNDS’ INVESTMENT ADVISER	4
	C.	SUB-ADVISER	4
	D.	A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE	5
	E.	BENEFICIAL OWNERSHIP	5
	F.	BOARD OR BOARD OF TRUSTEES	5
	G.	CONTROL	5
	H.	COMPLIANCE OFFICER	6
	I.	COVERED ACCOUNT	6
	J.	COVERED SECURITY	6
	K.	DISINTERESTED TRUSTEE	7
	L.	FUND	7
	M.	INITIAL PUBLIC OFFERING	7
	N.	INVESTMENT ADVISER	7
	O.	INVESTMENT PERSONNEL	7
	P.	PURCHASE OR SALE OF A COVERED SECURITY	8
	Q.	THE RESTRICTED PERIOD	8
	R.	REVIEW OFFICER	8
	S.	A COVERED SECURITY HELD OR TO BE ACQUIRED	8
	T.	A COVERED SECURITY IS BEING PURCHASED OR SOLD	8

III.	LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS		8
	A.	ACCESS PERSONS	9
	B.	INVESTMENT PERSONNEL	11
	C.	EXEMPTIONS FROM THE TRADING RESTRICTION REQUIREMENTS	11

IV.	ADDITIONAL RESTRICTIONS AND REQUIREMENTS		12
	A.	GIFTS AND ENTERTAINMENT	12
	B.	SERVICE OF THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY	16
	C.	OTHER OUTSIDE BUSINESS ACTIVITY	16
	D.	POLITICAL CONTRIBUTIONS	17

V.	APPROVAL AND ADOPTION OF CODE OF ETHICS		17

VI.	REPORTING OBLIGATIONS		17
	A.	THE FUNDS	17
	B.	ACCESS PERSONS	17
	C.	REVIEW OFFICER	20
	D.	INVESTMENT PERSONNEL	21
	E.	DISINTERESTED TRUSTEES	21
	F.	SUB-ADVISERS	22
	G	TEMPORARY EMPLOYEES, INTERNS, CONSULTANTS AND GUESTS	23
	H.	CONFIDENTIALITY	23

VII.	REVIEW AND ENFORCEMENT	22

VIII.	RECORDS	25

IX.	SANCTIONS	26

X.	APPROVAL, AMENDMENT AND INTERPRETATION OF PROVISIONS	29

Code of Ethics

1290 Funds

EQ Advisors Trust (“EQAT”)

EQ Premier VIP Trust (“VIP Trust”)

(collectively, the “Funds”)

Equitable Investment Management Group, LLC (“EIM”)

Equitable Investment Management, LLC (“Administrator”)

Equitable Distributors, LLC (“Equitable Distributors”)

(collectively referred to herein as the “Companies”)

1290 Funds, EQ Advisors Trust and the EQ Premier VIP Trust (collectively the “Funds”), EIM (in its capacity as the Investment Adviser to the Funds and as a registered investment adviser),1 the Administrator (in its capacity as the Administrator to the Funds and as a registered investment adviser),2 and Equitable Distributors, LLC (in its capacity as the distributor of EQAT and VIP Trust) hold their employees to a high standard of integrity and business practices. In serving their clients, the Companies strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for their employees and for the Funds or any of their Portfolios.

While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, the Companies recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be possessed by certain of their officers, employees and directors could place such individuals, if they engage in personal transactions in securities that are eligible for investment by the Funds, in a position where their personal interests may conflict with the interests of the Funds.

In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, (“1940 Act”) and, with respect to EIM and the Administrator, Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), each Company has determined to adopt this Code of Ethics, as amended (“Code”) to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures. The Code, in combination with similar policies and procedures of Equitable Holdings (e.g., Insider Trading Policy) and Equitable Financial (e.g., Code of Business Conduct and Ethics Policy) which are applicable to all employees of the Companies, describes duties to clients and to the Companies. The Code also describes additional obligations under applicable regulations and sets forth certain standards that have been adopted by each Company to ensure its employees fulfill such duties and obligations.

[1]	EIM is a wholly-owned subsidiary of Equitable Financial Life Insurance Company (“Equitable Financial”).
[2]	The Administrator is an indirect, wholly-owned subsidiary of Equitable Holdings, Inc., the parent company of Equitable Financial.

Despite being part of Equitable, each Company operates autonomously and has adopted its own compliance policies and procedures adapted to its specific business, legal, regulatory requirements. Equitable Holdings has adopted its own policy on ethics and employees are expected to become familiar with the requirements of this policy. ALPS Distributors, Inc. provides services as the unaffiliated distributor of 1290 Funds and is therefore exempt from the code of ethics adoption and administration requirements of Rule 17j-1(c)(1) and (c)(2) with respect to the Funds. Sub-Advisers (as defined below) that have adopted their own codes of ethics in accordance with Rule 204A-1 under the Advisers Act which have been approved by a Fund’s Board of Trustees are not subject to this Code, except that Sub-Advisers must comply with the requirements of Section VI.F.

I.	Statement of General Principles.

In recognition of the trust and confidence placed in the Companies by each Fund’s shareholders3, and to give effect to the Companies’ shared belief that their operations should be directed to the benefit of the Fund’s shareholders, the Companies hereby adopt the following general principles to guide the actions of their trustees, directors, officers and employees:

A.

The interests of the Funds’ shareholders are paramount, and all of the Funds’ personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

B.

All personal transactions in securities by the Funds’ personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Funds and their shareholders.

C.

All of the Funds’ personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Funds, or that otherwise bring into question the person’s independence or judgment.

D.

Notwithstanding compliance with the technical requirements of the Code, all persons subject to the Code are prohibited from trading a Covered Security when in possession of material non-public information about such Covered Security.

[3]

For the purpose of the Funds, the term “shareholder” shall be deemed also to include owners of variable annuity contracts and variable life insurance policies funded through separate accounts investing in a Fund and participants in The Equitable 401(k) Plan.

This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield an Access Person, as defined below, from liability for personal trading or other conduct that violates the fiduciary duty to a Fund’s shareholders. In addition to the specific prohibitions contained in this Code, each Access Person is subject to a general requirement not to engage in any act or practice that would defraud a Fund’s shareholders and other clients of the Companies. In addition, to assist with the administration of the Code, EIM and the Administrator utilize the vendor MyComplianceOffice and may use other similar tools as deemed appropriate.

Conflicts include, but are not limited to, to the following:

Disclosure of Personal Interest

Investment Personnel are prohibited from recommending, implementing, or considering any securities transaction for an account without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the Chief Compliance Officer or designee of the Investment Adviser and the Funds (“CCO”).

Vendor and Service Providers

All personnel must disclose to the CCO or designee any personal investments or other interest in the vendors or service providers with respect to which the person negotiates or makes decisions on behalf of the Trusts. If you have such an interest, the CCO may prohibit you from negotiating or making decisions regarding business with these entities.

Persons Covered by the Code

The Code applies to all personnel that have been deemed to be “Access Persons”. Certain provisions of the Code also apply to the members of an Access Person’s family/household. You are deemed an Access Person the day you begin employment at the Companies or Funds. From time to time, the Compliance Department may designate additional persons, such as independent contractors, consultants, temporary employees, interns, and guests or visitors of the Companies that participate in meetings where Covered Securities are discussed, as Access Persons subject to the Code.

II.	Definitions.

The following definitions apply for purposes of the Code:

A.	“Access Person” means:

1.	any Advisory Person of a Fund or of the Fund’s Investment Adviser;

2.

any director, officer, or general partner or employee of Equitable Distributors who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities; and

3.

with respect to EIM and the Administrator, in addition to 1. and 2. above, (a) any of their supervised persons (as defined in Section 202(a)(25) of the Advisers Act): (i) who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (ii) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and (b) all of their directors, officers and partners.

4.

The Compliance Department of EIM and the Administrator (“Compliance Department”) will maintain a list of Access Persons under this Code, which will be updated from time to time as necessary or appropriate.

B.	“Advisory Person” of the Funds or of the Investment Adviser means:

1.

any director, officer, general partner or employee (including temporary employees, interns or consultants whose assignments exceed 90 days) of a Fund or the Investment Adviser (or of any company in a control relationship to a Fund or the Investment Adviser, which for this purpose shall include the Administrator) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

2.

any natural person in a control relationship to a Fund or the Investment Adviser who obtains information concerning the recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

C.

“Sub-Adviser” means any entity who pursuant to a contract with a Fund or EIM, regularly furnishes advice to a Fund with respect to the desirability of investing in, purchasing or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by the Fund.

D.

A security is “being considered for purchase or sale” when a recommendation to purchase or sell a Covered Security for the Fund has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

E.

“Beneficial Ownership” shall be interpreted in the same manner as it would be under Section 16 of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) and Rule 16a-1(a)(2) thereunder. A person is a “beneficial owner” of a security for purposes of the Code if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. An indirect pecuniary interest includes, but is not limited to: (1) securities held by members of a person’s immediate family sharing the same household (for example, spouse or equivalent domestic partner, minor children, a relative, such as an adult child, stepchild or parent, who shares the home and to whom a person provides financial support); (2) a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; (3) a person’s right to dividends that is separated or separable from the underlying securities; (4) a person’s interest in securities held by a trust (for example, where the person or immediate family member is a beneficiary of the trust); and (5) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable. A person will be deemed to have beneficial ownership of securities in his/her individual retirement account and securities in his/her 401(k) account or similar retirement plan, and spousal retirement plan accounts, even if the person has chosen to give someone else investment discretion over the account. A person who has and exercises power of attorney over an account, or who has investment discretion over an account that could hold Covered Securities, is deemed to be a beneficial owner of the account.

F.	“Board” or “Board of Trustees” means the Boards of Trustees of the Funds.

G.

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, which states that “control” means “the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.” Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation but shall continue until the SEC makes a determination to the contrary. This definition is subject to any amendments in text or interpretation of Section 2(a)(9) of the 1940 Act.

H.	“Compliance Officer” refers to each Fund’s Compliance Officer or any person designated by the Fund to perform certain compliance functions.

I.	“Covered Account” means:

1.	All accounts in the name of the person;

2.	All accounts of the person’s spouse[4];

3.	All accounts of any minor children or other relatives (by marriage or otherwise) living in the person’s home[5];

4.	All accounts in which any of the foregoing persons had any beneficial ownership interest or over which he or she exercises control or investment influence; and

5.

All accounts of non-immediate relative or non-relative (i.e., roommate, nanny) sharing the household are not covered unless you have the opportunity either to share profits from such securities or exert investment influence or control.

J.

“Covered Security” means any security as defined in Section 2(a)(36) of the 1940 Act including any stock, bond, future, investment contract or any other instrument that may be considered a “security.” The term “Covered Security” is very broad and includes:

1.	Options on securities, on indexes and on currencies;

2.	All kinds of limited partnerships (e.g., LP, LLP, etc.);

3.	Foreign unit investment trusts and foreign mutual funds;

4.	Private investment funds, hedge funds, and investment clubs;

5.	Closed-end mutual funds and unit investment trusts;

6.	Shares of exchange-traded funds (“ETFs”); and

7.	Shares of open-end mutual funds registered under the 1940 Act that are managed by the Investment Adviser or affiliates of the Investment Adviser.

[4]	As used herein, the term “spouse” includes any domestic partner and common law spouse.
[5]	This includes any adult child, grandchild, parent, step-parent, grandparent, siblings and in-laws.

“Covered Security” does not include:

1.	Direct obligations of the Government of the United States or any agency thereof;

2.	Banker’s acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and

3.	Shares issued by money market funds registered under the 1940 Act; and

4.	Shares of open-end mutual funds registered under the 1940 Act that are not managed by the Investment Adviser.

K.	“Disinterested Trustee” means a Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

L.	“Fund” means the 1290 Funds, EQAT, or VIP Trust or each of their separate series (each a “Portfolio”).

M.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, (“1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

N.	“Investment Adviser” or “EIM” means Equitable Investment Management Group, LLC.

O.	“Investment Personnel” means:

1.	all Access Persons who occupy the position of portfolio manager (or who serves on an investment committee that carries out the portfolio management function) with respect to a Fund (or any Portfolio);

2.

all Access Persons who, in connection with their regular functions or duties, make or participate in making any recommendations regarding the purchase or sale of any security by a Fund (or any Portfolio);

3.

any natural person who controls a Fund or the Investment Adviser and who obtains information concerning recommendations made to or by the Fund with respect to the purchase or sale of a security by the Fund.

P.	“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

Q.

The “Restricted Period” is the number of days before or after a Security is being purchased or sold by a Fund or Portfolio during which, subject to an exception under the particular circumstances made by the Compliance Officer in his or her discretion, no Advisory Person may purchase or sell, directly or indirectly, any security in which he or she had or by reason of such transaction acquires any Beneficial Ownership.

R.

“Review Officer” shall mean the person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under the Code, receive reports and notices required by this Code to be generated, and to accomplish any other requirement of this Code related to the oversight of activities, the exercise of discretion or the making of decisions relating to the activities of persons covered by this Code. Generally, this person will be the CCO; however, the CCO may designate other members of the Compliance Department as Review Officers.

1.

A person may be designated by the Board or the CCO to act as the Review Officer for purposes of this Code without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a Review Officer.

2.	The Review Officer may delegate certain functions as appropriate.

3.	The Companies may have separately designated Review Officers.

S.

A “Covered Security held or to be acquired” by the Fund means (1) any Covered Security which, within the most recent fifteen (15) days, (a) is or has been held by any Portfolio of the Fund, or (b) is being or has been considered for purchase by any Portfolio of a Fund; and (2) any option to purchase or sell and any security convertible into or exchangeable for a Covered Security described in (1) of the definition.

T.

A Covered Security is “being purchased or sold” by any Portfolio of a Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for any Portfolio of the Fund until the time when such program has been fully completed or terminated.

III.	Limitations on Personal Securities Transactions.

Access Persons must strictly comply with the following policies and procedures regarding personal securities transactions in Covered Accounts. All transactions involving Covered Securities in Covered Accounts which an Access Person or a member of the Access Person’s family/household has or acquires a beneficial interest must report such interest to the CCO or Review Officer

A.	Access Persons. The following limitations apply to all Access Persons:

1.

In connection with the purchase or sale, directly or indirectly, of a Covered Security held or to be acquired by any Portfolio of a Fund, or the purchase or sale, directly or indirectly, of shares of any Portfolio of a Fund, no Access Person shall:

a.	employ any device, scheme or artifice to defraud the Fund or any Portfolio of the Fund;

b.

make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

c.	engage in any act, practice or course of business that would operate as a fraud or deceit upon any Portfolio of the Fund;

d.	engage in any manipulative practice with respect to the Fund or any Portfolio of the Fund. Such acts shall include, but not be limited to, the following:

i.	intentionally inducing or causing the Fund to take action or to fail to take action for the purpose of achieving a personal benefit rather than to benefit the Fund. Examples of this violation include:

(a)	causing any Portfolio of the Fund to purchase a Covered Security owned by the individual for the purpose of supporting or driving up the price of the Security; and

(b)	causing any Portfolio of the Fund to refrain from selling a Covered Security in an attempt to protect the value of the individual’s investment, such as an outstanding option.

ii.	use actual knowledge of transactions for any Portfolio of the Fund to profit by the market effect of such transactions;

iii.	transact in shares of an ETF or other security listed on the Restricted List maintained by the CCO or designee;

iv.

engage in short-term, or rapid, trading in shares of any Portfolio of a Fund.[6] For purposes of this Code, a short-term trade is a purchase (or sale) of shares of any Portfolio and a subsequent sale (or purchase) of shares of the same Portfolio within a five-business day period; or

v.	sell short a Covered Security.

2.

Pre-clearance. All Access Persons must pre-clear in writing all proposed personal transactions in futures and ETFs that are held by a Fund with the appropriate Review Officer prior to proceeding with the securities transaction; provided, however, that de minimis trades (generally defined as involving 100 shares or fewer) are not required to be precleared.

a.	Clearance authorizations are effective only until the close of trading on the date the approval is received, unless otherwise indicated in writing.

b.	Upon request, the Review Officer will promptly provide notifications of each Personal Trading Request and Authorizations to the Funds’ CCO.

3.	Blackout Periods.

a.

No Access Person may transact in a particular ETF held by a Fund on the same day that the Fund transacts in that ETF; provided, however, that de minimis trades (generally defined as involving 100 shares or fewer) are not restricted.

b.

With respect to sub-adviser investment presentations (e.g., investment committee meetings, investment performance due diligence meetings), Access Persons in attendance are prohibited from transacting in Covered Securities that have been discussed during such presentations for a period of 10 business days following the meeting. The restricted period begins on the date of such presentations. This restriction also applies to temporary employees, interns, and guest or visitors of the Companies.

[6]

As a reminder, the prohibition on short-term trading in this paragraph is applicable to The Equitable 401(k) Plan and other products that offer the Funds such as variable annuities and variable life policies.

B.	Investment Personnel. In addition to the limitations set forth in Paragraph A. of this Section III, the following limitations apply to all Investment Personnel:

1.

No Investment Personnel shall purchase or sell, directly or indirectly, any Covered Security (i) over which any Investment Personnel exercised direct investment and trading authority (e.g., ETF trades, beta adjustments) and (ii) that the Investment Personnel had or by reason of such transaction acquires any Beneficial Ownership, within the Restricted Period. The Restricted Period is currently designated as seven (7) days before or after the time that the same (or a related) Security is being purchased or sold by a Fund or any of its Portfolios;

2.

No Investment Personnel may acquire a Covered Security as part of an initial public or limited offering by an issuer including special purpose acquisition companies (“SPACs”). Secondary trading shares are permitted.

Exceptions may be approved in the following instances:

(a) Initial Public Offerings (“IPOs”) relating to Securities of the employer of the spouse of an Investment Person, when offered to all employees at the spouse’s level, or the demutualization of insurance companies, banks or savings and loans, if the Investment Personnel owned a policy or held such a prior interest or relationship in or with the issuer, are allowed, and

(b) initial offering of diversified investment funds, including, without limitation, including closed-end funds and unit investment trusts.

All such exceptions require reporting and preclearance approval.

3.

No Investment Personnel may directly or indirectly sell any Covered Security over which any Investment Personnel exercised direct investment and trading authority (e.g., ETF trades, beta adjustments) within sixty (60) days of acquiring Beneficial Ownership of that Covered Security;

C.

Exemptions from the Trading Restriction Requirements. Unless otherwise noted below the trading restrictions listed above for Access Persons and Investment Personnel shall not apply to the following transactions:

1.	Transactions effected for, and Covered Securities held in, any account over which the Access Person had no direct or indirect influence or control (“Non-Discretionary Account”);

Examples of Non-Discretionary Accounts include adviser-managed accounts or discretionary brokerage accounts where the Access Person has no ability to suggest or direct purchases or sales of investments or to consult with the third-party adviser as to the particular allocation of investments to be made in the account. In order to rely the exceptions under this Code for Non-Discretionary Accounts, an Access Person must receive advance approval from the Compliance Department as set forth in Section VII.F.1 of this Code.

2.	Securities issued by the parent company of each Company

3.

Purchases or sales pursuant to an Automatic Investment Plan, a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (including a dividend reinvestment plan, 401(k) rebalance program, automatic investments in variable deferred compensation plans (e.g., Karr Barth)) or variable annuity or life policies (e.g., Accumulator))

4.	Transactions executed in a prior employer’s automated profit sharing or retirement plan, except that discretionary transactions in such plans are still subject to the trading restrictions;

5.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer;

6.

Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

7.	Transactions in municipal bonds;

8.	Other non-volitional events; and

9.

Transactions that appear, pursuant to reasonable inquiry and investigation and approval, in writing, by the appropriate Review Officer, to present no reasonable likelihood of harm to a Fund and that are otherwise in accordance with Rule 17j-1.

IV.	Additional Restrictions and Requirements.

A.

Gifts and Entertainment. Except as set forth below, no Access Person may accept or receive on their own behalf or on behalf of the Companies any gift or other accommodations from any person or entity that does business with, or may do business with, or on behalf of any of the Funds or the Companies (a “business contact”) that might create a conflict of interest or interfere with the impartial discharge of such Access Person’s responsibilities to the Funds or the Companies or their clients or place the recipient or the Funds or the Companies in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the immediate family or household of the Access Person.

The following guidelines have been provided to assist Access Persons in complying with the above policies.

1.

No Access Person shall accept any gift or other accommodation (other than a regular salary or wages), including entertainment, for the purchase or sale of any property to or for the Funds, except in the course of such person’s business as an underwriter or broker, if applicable.

2.

No Access Person shall accept or receive any gift of more than de minimis value (e.g., $100) from any person or entity that does business with or on behalf of any of the Funds or the Companies. Any gift exceeding $100.00 in value should be refused or returned. If it is not practical to return the gift, the Access Person shall provide the gift to the Compliance Department to determine the course of action, such as a raffle or donation. However, the receipt of the following shall not be prohibited:

a.

an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly (i.e., less than $300.00 per event), nor so extensive as to raise any question of impropriety and that is attended with the business contact;

b.	breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting or industry conference; and

c.	a gift approved in writing by the Review Officer prior to accepting the gift.

3.

Access Persons may not give gifts with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, broker/dealer firms or news media.

4.	Members of the Trade Practices Oversight Committee may not receive any gift or entertainment from any broker-dealer or transition manager with which EIM currently transacts.

5.

Access Persons may not accept or give cash or cash equivalent gifts (e.g., American Express gift cheques), without the prior approval of the Review Officer. Gift certificates to retail stores and restaurants may be accepted without prior approval, as long as it is below the de minimis standard but must be reported pursuant to Section 7 below. This activity is related to business relationships of EIM, the Administrator or the Funds.

6.

Access Persons should be mindful of the frequency of gifts and entertainment as that may be looked upon as excessive. Access Persons are generally prohibited from accepting business entertainment that exceeds $1,200.00 in value per person in one calendar year (including, e.g., sporting events, concerts, theater or comparable entertainment). Business relationship sponsored events such as charitable events or awards dinners will not count toward the $300.00 per business event limit and the $1,200.00 business entertainment per calendar year limit.

7.

Gifts under the de minimis standard must be reported, except as provided in Section 9 below. Any gifts and entertainment that exceed the de minimis standard must be pre-approved by the CCO or the Review Officer, if practicable, prior to accepting the gift. In circumstances in which the Access Person may not be able to obtain pre-approval for the receipt of a gift or entertainment, the Access Person should notify Compliance as soon as possible for a determination whether reimbursement is appropriate.

8.

Access Persons may not provide business entertainment without accompanying the guest and may not receive business entertainment without the business representative in attendance, without obtaining pre-approval by the CCO or the Review Officer. Business entertainment greater than $300.00 per event requires pre-approval by the CCO or the Review Officer.

9.	The following items do not need to be reported:

a.	Promotional items containing a company logo (e.g., pens, key chains, note pads, mugs, desk items) of less than $60.00 in value;

b.	Gifts given by the Company or Access Person in recognition of a special occasion or life event (e.g., birthday gift or baby gift);

c.	Gifts that are directed to the Company or a group within the Company or are otherwise shared by employees (e.g., holiday gift baskets, holiday group lunches); and

d.

Gifts received by an Access Person from a raffle by the Legal Department of EIM and the Administrator (“Legal Department”) or the Compliance Department (e.g., tickets that are raffled off to employees).

10.

Gifts and entertainment should be valued at cost or face value. All reportable gifts and entertainment shall be reported during the quarterly Code of Ethics reporting cycle. In certain situations, an employee may not be able to ascertain the cost of an event after its conclusion (e.g., business dinners). Compliance should be consulted when reporting such items to determine the course of action.

11.	Employees who support the wholesale distribution function may use other applications to report gifts and entertainment as approved by the compliance department of Equitable Distributors, LLC.

The following chart summarizes the reporting and pre-approval requirements for gifts and entertainment received or provided by Access Persons:

No pre-approval required. No reporting required.	No pre-approval required. Must be reported.	Pre-approval required.	Prohibited.
Promotional items containing a company logo (e.g., pens, key chains, note pads, mugs, desk items) less than $60.00 in value	Promotional items containing a company logo greater than $60.00 in value	Gifts above the de minimis standard	Cash or cash equivalent gifts without prior approval

Gifts given by the Company or Access Person that are given for special occasions or life events (e.g., baby gift or birthday gift)	Gifts (other than the items in the first column) below the de minimis standard	Business entertainment that includes a guest of the Access Person (e.g., spouse, child)	Business entertainment greater than $1,200 per person in one calendar year

Gifts that are directed to the Company or a group within the Company, or are otherwise shared by employees (e.g., holiday gift baskets)	Business entertainment (meals or entertainment in conjunction with a bona fide business meeting)	Providing business entertainment without accompanying the guest is considered a gift and requires approval	Gifts given by Access Person with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, broker/dealer firms or news media

No pre-approval required. No reporting required.	No pre-approval required. Must be reported.	Pre-approval required.	Prohibited.
Recipients of items that are raffled off by the Legal or Compliance Departments (e.g., event tickets)		Receiving entertainment without a business representative in attendance is considered a gift and requires approval	Members of the Trade Practices Oversight Committee may not receive any gift from any broker or transition manager with which EIM currently transacts

Gifts or entertainment among employees of EIM, the Administrator or the Funds		Business entertainment greater than $300 per event	Requesting tickets to entertainment events from companies with which EIM, the Administrator or the Funds have a business relationship

Lunches or dinners directed to the Company or a group within the Company (e.g., holiday lunch)		Requests from EIM or the Administrator business relationships to attend or contribute toward sponsored events (e.g., charitable events, award dinners)	Gifts or entertainment from potential new business relationships during active negotiations or RFP process

B.

Service on the Board or as an Officer of Another Company. To avoid conflicts of interest, sharing of inside information and other compliance and business issues, Access Persons generally are prohibited from serving as officers or members of the board of any other entity. Exceptions to this provision must be obtained through the CCO. Exceptions must be provided in writing and granted only based on the best interests of a Fund and Company and their shareholders/clients. The CCO can deny the exception request for any reason. Exceptions will be reported to the Board at the next regularly scheduled Board meeting.

C.

Other Outside Business Activity. Access Persons must obtain preapproval from Compliance prior to engaging in any outside business activity as this may interfere with their duties with the firm. Preapprovals must be submitted to the CCO and will be reviewed by Compliance. Outside business activities include, but are not limited to:

1.	Employment with another firm;

2.	Consulting engagements;

3.	Public/Charitable positions;

4.	Fiduciary appointments other than with respect to family members; and

D.

Political Contributions. EIM and the Administrator have adopted policies and procedures (“Pay-to-Play Policy”) in accordance with Rule 206(4)-5 under the Advisers Act. Pursuant to the Pay-to-Play Policy, Covered Associates (as defined in the Pay-to-Play Policy) are prohibited from, among other things, making any direct or indirect political contribution, either personally or on behalf of EIM or the Administrator, to any political party, elected official or candidate with the intention of soliciting or maintaining investment advisory business for EIM or the Administrator. Violations of the Pay-to-Play Policy are viewed as violations of this Code and may result in disciplinary action or sanctions as listed in Section IX below.

V.	Approval and Adoption of Code of Ethics.

A.

Prior to initially approving any proposed new or additional investment adviser, sub-adviser or affiliated principal underwriter for a Portfolio, the Board of Trustees, including a majority of the Disinterested Trustees, must approve the new or additional investment advisers, sub-adviser’s or affiliated principal underwriter’s Code. The Board must base its approval on a determination that the relevant Code contains provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

B.

Within six months of the adoption of any material changes to its Code, a Company and any Sub-Adviser must provide the material changes to the applicable Board of Trustees for approval and the Board of Trustees must consider the material changes to the relevant Code.

VI.	Reporting Obligations.

A.	The Funds. Each Company shall provide the following to the Board of Trustees:

1.	periodic reports on issues raised under the Code or any related procedures; and

2.

on an annual basis, (i) a written report that describes issues that arose during the previous year under the Code, or any other related procedures, including but not limited to, information about material violations of the Code or procedures and any sanctions imposed in response to the material violations or its procedures, and (ii), a written certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

B.	Access Persons. Each Access Person (other than the Fund’s Disinterested Trustees) shall file the following reports with the appropriate Review Officers:

1.

Initial Holdings Report.    Each Access Person must provide to the Review Officer an initial complete listing of all Covered Securities in Covered Accounts and shares of any Portfolio of a Fund directly or indirectly owned by such person as of the date the person first becomes an “Access Person.” The initial listing must be submitted no later than ten (10) days after the person becomes an Access Person under this Code. The information contained in the initial report must be current as of a date no more than 45 days prior to the date the person first becomes an Access Person. The listing must contain the following information:

a.	the title of the Covered Security or Portfolio of a Fund;

b.	the number of shares held;

c.	the principal amount of the Covered Security or Portfolio of a Fund;

d.	the name of any broker, dealer or bank with whom the Access Person maintained an account in which the named Covered Securities or Portfolio of a Fund were held; and

e.	the date that the report is submitted by the Access Person.

2.

Quarterly Reports. Each Access Person must provide to the Review Officer, on a quarterly basis, a report indicating all transactions in Covered Securities in Covered Accounts and any Portfolio of a Fund in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

a.

Every report shall be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was affected, and shall contain the following information:

i.	The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares or the principal amount of each Covered Security or Portfolio of a Fund involved;

ii.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii.	The price at which the transaction was affected;

iv.	The name of the broker, dealer or bank with or through whom the transaction was affected; and

v.	The date the report was submitted by the Access Person.

b.	In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated to the Review Officer.

c.

All Access Persons are required to independently review their quarterly transactions to ensure information provided to the Review Officer is accurate. Failure to do this will be considered a violation of the Code.

d.	Typically, the transactions in Covered Securities in Covered Accounts are obtained by the Review Officer through automated data feeds or scanned duplicate statements for all Access Persons.

3.

Newly Opened Accounts. If an Access Person intends to open an account while employed at the Companies or Funds, you must receive pre-clearance approval from Compliance. This includes all new accounts of the Access Person or a family/household member. Compliance reserves the right to deny such requests if a broker-dealer does not satisfy the requirements of Compliance (e.g., broker feeds). If approved, trading cannot commence until broker-dealer feeds or similar means are established. Exceptions may be granted by Compliance. Access Persons are responsible for ensuring all transactions in Covered Securities are reported to Compliance during the period such accounts are opened. Conversely, if you close an account while employed at Companies or Funds, he/she must notify Compliance. If duplicate confirms are being provided, you will be required to send a letter to your broker/dealer/bank to request that they stop sending Compliance duplicate confirms and statements.

4.

Existing Covered Accounts. EIM Compliance reserves the right to request that existing accounts be closed and moved to financial service firms to which EIM has established automated data feeds. Exemptions may be granted based on extenuating circumstances.

5.

Annual Holdings Report. Each Access Person must provide to the Review Officer a complete listing of all Covered Securities in Covered Accounts and shares of any Portfolio of a Fund owned by the Access Person, which covers the prior calendar year, no later than January 30 of each year and current as of a date no more than 45 days before the report is submitted. You are required to report all Covered Accounts in which you or your family/household members hold any securities that could benefit you or your family/household members directly or indirectly. The listing must contain the following information:

a.	the title of the Covered Security or Portfolio of a Fund;

b.	the number of shares held;

c.	the principal amount of the Covered Security or Portfolio of a Fund;

d.	the name of any broker, dealer or bank with whom the Access Person maintained an account in which the Covered Securities or Portfolio of a Fund are held; and

e.	the date that the report is submitted by the Access Person.

5.

Annual Certification. All Access Persons shall be required to certify annually that they have read and understand the Code. Further, all Access Persons are required to certify annually that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Compliance reserves the right to request Covered Security held in Covered Accounts be affirmed more frequently than annually with supporting documentation (e.g., accounts without automated data feeds).

6.

Annual Certification for Non-Discretionary Accounts. Access Persons who maintain beneficial ownership of Covered Securities in one or more Non-Discretionary Accounts will be required to certify annually that they have no direct or indirect influence or control over the Non-Discretionary Accounts and have not directed the fiduciary of such Non-Discretionary Accounts to buy or sell securities in the account.

C.

Review Officer. Each Review Officer shall submit the reports, as described in Paragraph B. above, with respect to his or her own personal securities transactions to an Alternate Review Officer, such as the CCO. In the case of the CCO’s activities, the Chief Legal Officer of EIM and the Administrator will review such transactions and activity. The Alternate Review Officer designated to receive and review the Review Officer’s reports shall undertake those responsibilities in a manner consistent with the responsibilities of the Review Officer under this Code.

D.	Disinterested Trustees.

1.

A Disinterested Trustee shall report transactions in Covered Securities only if the Trustee knew, or in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law), the Covered Security was purchased or sold, or was being considered for purchase or sale, by any Portfolio of the Fund.

a.

The “should have known standard” implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting any of Portfolio’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of any Portfolio’s portfolio holdings, market considerations, or any Portfolio’s investment policies, objectives and restrictions.

1.

Every Disinterested Trustee shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity Securities) and the total number of its shares beneficially owned by the Disinterested Trustees if such total ownership is more than 1⁄2 of 1% of the outstanding shares of the company.

2.

With respect to sub-adviser investment presentations (e.g., investment committee meetings), Disinterested Trustees in attendance are prohibited from transacting in Covered Securities that have discussed during such presentations for a period of 10 business days following the meeting. The restricted period begins on the date of such presentations.

E.	Sub-Advisers. Each Sub-Adviser shall:

1.	Adopt a code of ethics that satisfies the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act;

2.	Submit a copy of such code to the Board of the Fund for its consideration and approval

3.	No less frequently than quarterly, report to the Fund, in writing, any material amendments to such code;

4.	No less frequently than quarterly, furnish to the Fund a quarterly certification regarding reasonable procedures to prevent violations of their Code and required documentation to be retained

5.	No less frequently than quarterly, request information regarding violation(s) of such code by any person who is an Access Person to the Fund; and

6.

Provide, on an annual basis, (i) a written report that describes material issues that arose during the previous year under such code, , including but not limited to, information about material violations of such code or procedures and any sanctions imposed in response to the material violations or its procedures, and (ii), a written certification that it has adopted procedures reasonably necessary to prevent the sub-adviser’s Access Persons from violating such code.

F.

Temporary Employees, Interns, Consultants and Guests. Temporary employees, interns or consultants of the Funds whose assignments exceed 90 days, or who have otherwise been designated by the Compliance Department as temporary Access Persons under this Code, are required to certify for the period during which the designation as an Access Person is in effect, that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Guests, visitors or other persons who may have temporary access to information regarding Covered Securities (i.e., less than 90 days) and who are not designated Access Persons may receive relevant training from the Compliance Department and may be requested by the Compliance Department to provide certifications related to this activity.

G.

Confidentiality. All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential. In this regard, no Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any of the Companies) any information regarding Securities transactions made or being considered by or on behalf of any Portfolio of the Fund.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

VII.	Review and Enforcement

A.

The Code requires that if at any time you become aware that you, any members of your family/household or any other Access Person, have violated the Code, it is your fiduciary obligation to report such violation(s) to the CCO, or the Review Officer in the CCO’s absence, immediately. All Access Persons are required to report actual or suspected violations of the Code promptly to the CCO or his designee. Any retaliation against an employee who reports a violation is prohibited and constitutes a further violation of the Code.

B.

The Review Officer for the Fund shall compare all reported personal securities transactions with completed portfolio transactions of each Portfolio of a Fund and a list of the securities within the trading universe to determine whether a violation of this Code may have occurred. One test that may be applied in determining whether a violation of the Code has occurred will be to review the securities transactions of Access Persons for patterns of transactions. For example:

1.

Any pattern involving parallel transactions (for any Portfolio of the Fund and the individual both buying or both selling the same Security) or opposite transactions (buy/sell or sell/buy) within the Restricted Period may be analyzed to determine whether the individual’s transaction may have violated the Code.

2.	Among the other factors that may be considered in the analysis are:

a.	the number and dollar amount of the transactions;

b.	the trading volume of the Covered Security in question;

c.	the length of time the Covered Security has been held by the individual; and

d.	the individual’s involvement in the investment process.

It should be noted, however, that a violation could be deemed to have resulted from a single transaction if the circumstances warrant a finding that the underlying principles of fair dealing have been violated. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

C.

If the Review Officer determines that a violation of this Code may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the Chief Compliance Officer of the Fund.

D.

If the Review Officer and the Chief Compliance Officer find that a violation has occurred, the Chief Compliance Officer shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Fund.

E.

No person shall participate in a determination of (1) whether he or she personally has committed a violation of the Code, or (2) the imposition of any sanction in the event he or she has committed a violation of the Code.

F.

The CCO, in consultation with the Legal Department, may from time to time grant exceptions, other than or in addition to those described in this Code, if it is determined that the case involves no opportunity for abuses and does not conflict with the interests of clients or the Funds. Requests for exceptions must be in writing to the CCO or the Review Officer. The CCO, in consultation with the Legal Department, may from time to time adopt interpretations of this Code as deemed appropriate.

G.	Exemptions from Certain Reporting Requirements. The following are exempt from certain reporting requirements of this Code:

1.

Non-Discretionary Accounts – Personal Securities Transactions. Transactions in Covered Securities held in an approved Non-Discretionary Account are exempt from the personal trading restrictions of this Code and are exempt from the quarterly reporting requirements of Section VI of this Code. In order to rely on the exemption for a Non-Discretionary Account, an Access Person must provide to EIM Compliance an attestation confirming with respect to of the Non-Discretionary Accounts: (1) the Fiduciary has been granted full discretionary authority for the management of the Non-Discretionary Account, (2) neither the Access Person nor his/her immediate family members will be consulted prior to the purchase or sale of securities in the Non-Discretionary Account, (3) the Fiduciary will not accept any direction from the Access Person or his/her immediate family members to buy or sell any securities for the Non-Discretionary Account or as to the particular allocation of investments in the Non-Discretionary Account. Access Persons are required to disclose Non-Discretionary Accounts and any covered/reportable securities in these accounts in the initial holdings report and annual holdings report required by Section VI of this Code. A Review Officer may otherwise request, and an Access Person must provide in response to such a request, reports of any holdings or transactions made in any Non-Discretionary Accounts to identify transactions that would be prohibited under this Code, absent reliance on the personal trading and reporting exceptions.

2.

Automatic Investment Plans – Personal Securities Transactions. Access Persons are not required to disclose on their quarterly transaction reports any securities that were purchased or sold through an Automatic Investment Plan, including dividend reinvestment plans, 401(k) rebalance programs or automatic investments in variable deferred compensation plans (e.g., Karr Barth). You are required to disclose these holdings on your initial and annual holdings reports.

3.

Educational Savings Plans – Personal Securities Transactions. Access Persons are not required to report accounts that are held through educational savings plans (i.e., 529 Plans) that only allow unaffiliated mutual funds.

4.

Retirement Savings Plans – Personal Securities Transactions. Access Persons are not required to report accounts that are held through retirement savings plans (e.g., 401(k), 403(b), pension plans) that only allow unaffiliated mutual funds.

3.	Other Exemptions –

a.	Transactions effected for, and Covered Securities held in, any account over which the Access Person had no direct or indirect influence or control.

b.

Securities issued by the parent company of EIM, including securities issued through Stock Plan Accounts (e.g., Stock Purchase, Restricted Stock, Stock Option), are not considered Covered Accounts under this Code. Trading in shares of securities issued by EIM’s and the Administrator’s parent company are subject to restrictions under the parent company’s relevant policies and procedures.

c.

Securities issued by AXA through their Share Plan Accounts (e.g., Stock Purchase, Restricted Stock, Stock Option). However, subsequent transactions after the issuance of such securities by the accountholder will be subject to the requirements of the Code.

d.

Transactions executed in a prior employer’s automated profit sharing or retirement plan, except that discretionary transactions in such plans are still subject to the reporting requirements to the extent that such plans are not otherwise exempted from the reporting requirements under this Code.

e.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

f.

Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

g.	Transactions in municipal bonds.

VIII.

Records. The Companies shall maintain records in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act, or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

A.	A copy of this Code shall be preserved in an easily accessible place (including for five (5) years after this Code is no longer in effect).

B.

A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

C.

A copy of each report, including any information provided in lieu of the report, made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

D.	A list of all Access Persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

IX.	Sanctions

A.

The Funds and the Companies each treat violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, a Fund or a Company may impose one, several or all of the following: formal warnings or fines as outlined in this Code; a disgorgement of trading gains; suspension or termination of your employment; make a civil referral to the SEC; and/or make a criminal referral. Some examples of violations include: improper trading activity; failing to file required reports; making inaccurate or misleading reports or statements concerning trading activity or securities accounts; and inappropriate individual conduct, even if no clients are harmed. If you have any doubt or uncertainty about what this Code requires or permits, you should consult the appropriate Review Officer.

The Review Officer shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed. The Review Officer will notify Access Persons of any discrepancy between their personal activities and the rules outlined in this Code. If a discrepancy cannot be thoroughly explained or corrected to the Review Officer’s satisfaction, the Review Officer has full authority to determine and impose a sanction upon any employee or director who may have violated the Code or the spirit of the Code. Failure to promptly abide by a directive to reverse a trade, forfeit profits, or pay a fine, may result in the imposition of additional sanctions.

B.

The table below describes the sanctions that may be imposed for certain violations. The Review Officer has full discretion to impose sanctions that are more or less than those outlined in the table. Sanctions also may be imposed for any violation not discussed below.

Violation	Potential Sanctions
Late Reporting or Certification

First Offense: Written warning

Second Offense Within a 2-year period, written warning and review of requirements with CCO. Depending on facts and circumstances of each incident, additional sanctions including a temporary suspension of personal securities transaction rights of up to 6 months.

Failure to Obtain Pre-clearance Approval for Newly Opened Accounts

First Offense: Written warning, closing of brokerage account

Second Offense Within a 2-year period, written warning and review of requirements with CCO. Depending on facts and circumstances of each incident, additional sanctions including a temporary suspension of personal securities transaction rights of up to 6 months.

Failure to Affirm Personal Security Transactions for Account Holdings

First Offense: Written warning

Second Offense Within a 2-year period, written warning and review of requirements with CCO. Depending on facts and circumstances of each incident, additional sanctions including a temporary suspension of personal securities transaction rights of up to 6 months.

Failure to Preclear or Trading on Expired Preclearance Approval

First Offense: For instances not involving impacts to client accounts a written warning will be issued. If activity is deemed impactful, in addition to a written warning, disgorgement of any profits will be evaluated.

Second Offense Within a 2-year period, disgorgement of any profits and possible temporary suspension of personal securities transaction rights of up to 6 months and possible reversing of questionable trades

Subsequent Offense: Disgorgement of any profits and temporary suspension of personal securities transaction rights of up to one year and reversing of questionable trades

Violation	Potential Sanctions
Market Timing	Disgorgement of any profits; temporary suspension of personal securities transaction rights of up to one year; possible termination of employment and civil or criminal referral

Providing False or Omitting Material Information on Reports or Certifications	Suspension of personal securities transaction rights; possible termination of employment and civil and criminal referral

Front Running or Purchasing Securities within Blackout Periods	Disgorgement of profits; temporary suspension of personal securities transaction rights of up to one year and possible reversing of questionable trades and possible termination of employment

Short-term Trading

First Offense: Verbal warning plus disgorgement of profits

Second Offense within a two-year time period: Disgorgement of profits; temporary suspension of personal transaction rights of up to 6 months; possible reversing of questionable trades

Subsequent Offenses: Disgorgement of profits; temporary suspension of personal securities transaction rights of up to one year; possible reversing of questionable trades

Trading Securities on Restricted List	Disgorgement of any profits; temporary suspension of personal securities transactions of up to one year; possible reversing of questionable trades

Gifts & Entertainment - Failure to Preclear, Acceptance or Giving of Gifts & Entertainment Above de minimis	First Warning: Written Warning Second Warning within a two-year time period: Varies.

X.	Approval, Amendment and Interpretation of Provisions.

A.	This Code may be amended as necessary or appropriate with the approval of the Board of Trustees.

B.	This Code is subject to interpretation by the Board of Trustees in its discretion.

Approved by EQ Advisors Trust Board: December 6-7, 2011

Approved by EQ Premier VIP Trust Board: December 1, 2011

Adopted by 1290 Funds Board: June 10, 2014

Amendments approved December 12-13, 2017, March 18, 2020, Sept 2021, April 2022

•	Updated effective May 1, 2020 to reflect EQ Premier VIP name change

•	Updated effective June 15, 2020 to reflect corporate name changes

•	Updated effective Aug 2021 to reflect the addition of the Administrator

Predecessor Code of Ethics adopted by EQ Advisors Trust Board: March 31, 1997

Amendments approved July 11, 2000, May 23, 2001, December 3, 2003, December 1, 2004, June 6, 2007, July 8-9, 2008, March 1-2, 2011

Predecessor Code of Ethics adopted by AXA Premier VIP Trust Board: November 29, 2001 Amendments approved December 10, 2003, December 9, 2004, March 3, 2005, June 13, 2007, July 23-24, 2008, March 17, 2011

Approved by AXA Equitable Funds Management Group, LLC Board: December 7, 2011

Amendments approved effective January 1, 2018

Approved by AXA Distributors, LLC Board: 2018